UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 21, 2023

Canopy Growth Corporation

(Exact name of registrant as specified in its charter)

Canada	001-38496	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Hershey Drive Smiths Falls, Ontario	K7A 0A8
(Address of principal executive officers)	(Zip Code)

(855) 558-9333

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	CGC	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 21, 2023, Canopy Growth Corporation (the “Company”) entered into a Subscription Agreement, which is attached hereto as Exhibit 10.1 (the “Subscription Agreement”), with Verition Canada Master Fund Ltd. (the “Investor”), pursuant to which the Investor agreed to purchase convertible senior unsecured debentures (the “Debentures”), with an aggregate principal amount of up to $150 million in a registered direct offering (the “Offering”). The Debentures were issued under the Indenture dated February 21, 2023, which is attached hereto as Exhibit 4.1 (the “Indenture”), between the Company and Computershare Trust Company of Canada, in its capacity as trustee (the “Trustee”). An initial US$100 million aggregate principal amount of the Debentures was sold on February 21, 2023 (the “Initial Tranche”), and the remaining US$50 million aggregate principal amount of the Debentures (the “Second Tranche”) will be issued and paid for in the event that the Second Tranche Conditions (as defined below) are satisfied. Capitalized terms used but not defined in the following description shall have the meaning assigned to such terms in the Indenture.

Net proceeds to the Company from the Initial Tranche, after deducting estimated offering expenses, were approximately US$95 million. The Company intends to use the net proceeds from the Initial Tranche and the Second Tranche, if any, for working capital and general corporate purposes.

The Debentures were sold pursuant to the Company’s registration statement on Form S-3ASR (File No. 333-269877) filed on February 21, 2023 and the related prospectus dated February 21, 2023 (the “Registration Statement”).

Indenture and Debentures

The Debentures will bear interest at a rate of 5.0% per annum from the date of issuance, payable at the earlier of (i) the time of conversion of the Debentures; or (ii) February 28, 2028 (the “Maturity Date”), in each case, in common shares of the Company (the “Common Shares”). Unless earlier converted in accordance with the terms of the Indenture, the Debentures will mature on the Maturity Date. The Debentures will be senior unsecured obligations of the Company and will be subordinated to all existing and future Secured Indebtedness of the Company in accordance with the terms of the Indenture. Each Debenture will rank pari passu with each other Debenture (regardless of their actual date or terms of issue) and, subject to statutory preferred exceptions, with all other present and future senior unsecured obligations or indebtedness of the Company.

The Debentures may be converted into Common Shares at the option of the holder at any time or times prior to the Maturity Date, at a conversion price equal to 92.5% of the VWAP of the Common Shares during the three consecutive trading days ending on the business day immediately prior to the date of conversion (the “Conversion Price”). The Company will not issue, be required to issue or be deemed to have issued any Common Shares upon conversion of the Debentures or otherwise pursuant to the terms of the Indenture (including, for greater certainty, on account of any principal, premium, if any, or interest), if the issuance of such Common Shares would exceed 19.99% of the Company’s issued and outstanding Common Shares as of February 17, 2023, being 98,929,320 Common Shares, and after such number of Common Shares have been issued, the remaining issued and outstanding Debentures will be automatically deemed to be surrendered and cancelled. No cash payment or any other property of the Company will be payable by the Company to the holders of Debentures in connection with, or as a result of, the issuance, conversion or repayment of the Debentures.

The Indenture includes certain customary and other events of default. In connection with an Event of Default, the Trustee (i) may, in its discretion and (ii) shall, by request of the holders of not less than 50% in principal amount of Debentures then outstanding, in each case subject to certain provisions of the Indenture and in the manner and to the extent provided in the Trust Indenture Act of 1939, as amended, declare due and payable the principal and interest and premium, if any, and, upon such amounts becoming due and payable, the Company will be required to deliver to the Trustee for the benefit of the holders such number of Common Shares as is equal to the sum of the aggregate principal amount of such Debentures outstanding at such time plus premium due thereon (if any) and all accrued and unpaid interest thereon divided by the Conversion Price, in accordance with the terms of the Indenture. Pursuant to the terms of the Indenture, the Company is not permitted to declare or pay any dividend to the holders of its issued and outstanding Common Shares after the occurrence and continuance of an Event of Default unless and until such Event of Default has been cured or waived or has ceased to exist.

In connection with a Change of Control, the Company will be required to make an offer in writing (a “Change of Control Offer”) to convert all of the Debentures then outstanding at no less than 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon to but excluding the Change of Control Purchase Date based upon the Conversion Price as of the Change of Control Purchase Date. The Indenture prescribes other requirements regarding the Change of Control Offer. Among other things, the Change of Control Offer must specify the date and time on which such offer expires, and, unless otherwise required by applicable securities laws, the date of expiry must not be earlier than the close of business on the 35th day and not later than the close of business on the 60th day following the date on which such notice of the Change of Control Offer is delivered to the Trustee. On a date within 10 business days following the expiry of the Change of Control Offer (the “Change of Control Purchase Date”), the Company will convert all Debentures duly tendered in acceptance of the Change of Control Offer in exchange for Common Shares at the Conversion Price as of the Change of Control Purchase Date.

In addition to the purchase of the Debentures sold pursuant to the Initial Tranche, the Investor has agreed to purchase from the Company, and the Company has agreed to sell to the Investor, the Second Tranche (the closing of such sale, the “Second Closing”) on the second business day following the date, that occurs on or after the Trigger Date (as defined below) and prior to the 60th day following the Trigger Date (the “Second Closing Deadline”), on which all of the following conditions (collectively, the “Second Tranche Conditions”) have been satisfied or waived:

(i)

the VWAP of the Common Shares on the Exchange during the three consecutive trading days ending on the day before the Trigger Date, or the date the Registration Statement Condition (as defined below) and the Event of Default Condition (as defined below) are satisfied, as applicable, is greater than US$2.00 (the “VWAP Condition”);

(ii)	the Registration Statement is available for the sale of the Debentures and the underlying Common Shares as determined by the Company in good faith (the “Registration Statement Condition”); and

(iii)	no Event of Default has occurred and is continuing (the “Event of Default Condition”).

“Trigger Date” means the first date upon which the Company, whether in one conversion or a series of conversions, has issued, paid or delivered Common Shares pursuant to one or more conversion notices under the Indenture in respect of US$50 million of the aggregate principal amount outstanding under the Indenture and the Debentures.

The Investor may at any time prior to Second Closing Deadline irrevocably waive in writing the VWAP Condition and/or the Event of Default Condition, whereupon any such waived condition(s) shall not apply for purposes of the definition of Second Tranche Conditions. The Registration Statement Condition cannot be waived.

During the period from the Trigger Date until the earlier to occur of the Second Closing and the Second Closing Deadline, the Company will immediately notify the Investor in writing from time to time: (i) if the Registration Statement Condition is satisfied, and if previously satisfied, ceases to be satisfied, and thereafter is satisfied, and so on; and (ii) if an Event of Default occurs.

In the event that the Second Tranche Conditions are not satisfied (or with respect to the VWAP Condition and/or the Event of Default Condition, waived in accordance with the Subscription Agreement and the Indenture) prior to the Second Closing Deadline, then the Second Closing shall not occur.

ATB Capital Markets Inc. (“ATB”) acted as sole placement agent for the Offering and received a fee equal to 4.0% of the gross proceeds of the Debentures sold in the Initial Tranche and will receive a fee equal to 4.0% of the gross proceeds of the Debentures sold in the Second Tranche, if consummated, in each case, payable in cash at the closing of each such tranche. The Company also agreed to reimburse ATB’s and the Investor’s reasonable expenses incurred in connection with the Offering in an amount up to US$262,000.

The foregoing descriptions of the Indenture and the Subscription Agreement are not intended to be complete and are qualified in their entirety by reference to such documents, copies of which are attached hereto as Exhibits 4.1 and 10.1, respectively, which are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

On February 21, 2023, the Company issued a press release to announce the Offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information set forth and incorporated by reference in Item 7.01 of this Current Report on Form 8-K (“Current Report”), including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information set forth and incorporated by reference in Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

4.1	Indenture, dated February 21, 2023, between the Canopy Growth Corporation and Computershare Trust Company of Canada, as trustee.

10.1	Subscription Agreement, dated February 21, 2023, between Canopy Growth Corporation and Verition Canada Master Fund Ltd.

99.1	Press Release, dated February 21, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANOPY GROWTH CORPORATION

By:	/s/ Judy Hong
Judy Hong Chief Financial Officer

Date: February 21, 2023

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